EXHIBIT 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      I, Anthony Q. Joffe, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of NetWorth Technologies, Inc. for the quarter ended June 30, 2005 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NetWorth Technologies, Inc. for the periods covered by the Form 10-Q.


Dated:  September 16, 2005          By: /s/
                                       -----------------------------------------
                                       Anthony Q. Joffe, Chief Executive Officer


      I, ______, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of NetWorth Technologies, Inc. for the quarter ended June 30, 2005 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NetWorth Technologies, Inc. for the periods covered by the Form 10-Q.


Dated:  September 16, 2005          By: /s/
                                      ------------------------------------------
                                      Anthony Q. Joffe, Chief Financial Officer